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                                                                    EXHIBIT 10.9

                         Cameron Financial Corporation

                                Severance Plan

     The Cameron Financial Corporation Severance Plan ("Plan") is hereby adopted as of this 5/th/ day of October, 2000, by Cameron Financial Corporation, a Delaware corporation ("Employer") for the benefit of its eligible employees.

                                  WITNESSETH

     Whereas, the Employees (as defined below) are currently employed by Employer or an Affiliate or Associate (as defined below); and

     Whereas, Employer desires to establish the Plan to provide security to the Employees in connection with the Employees' employment with Employer, or an Affiliate or Associate in the event of a Change in Control affecting Employer;

     Now, Therefore, Employer hereby establishes the Plan as set forth below.

              Article 1 -Definitions.  For purposes of this Plan:
              ---------------------------------------------------

     (a) "Affiliate" or "Associate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934.

     (b) "Beneficiary" shall mean the person or entity designated by an Employee, by written instrument delivered to Employer, to receive the benefits payable under this Plan in the event of his death. If an Employee fails to designate a Beneficiary, or if no Beneficiary survives the Employee, such death benefits shall be paid:

          (1)  to his surviving spouse; or

          (2) if there is no surviving spouse, to his living descendants per stirpes; or

          (3) if there is neither a surviving spouse nor descendants, to his duly appointed and qualified executor or personal representative.

     (c) A "Change in Control" shall be deemed to take place on the occurrence of any of the following events:

          (1) The acquisition by an entity, person or group (including all Affiliates or Associates of such entity, person or group) of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of capital stock of Employer if after such acquisition such entity, person or group (and their Affiliates or Associates) is entitled to exercise more than 30% of the outstanding voting power of all capital stock of Employer entitled to vote in elections of directors ("Voting Power");
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          (2)  The effective time of (i) a merger or consolidation of Employer with one or more other corporations as a result of which the holders of the outstanding Voting Power of Employer immediately prior to such merger or consolidation (other than the surviving or resulting corporation or any Affiliate or Associate thereof) hold less than 50% of the Voting Power of the surviving or resulting corporation, or (ii) a transfer of 30% of the Voting Power, or a Substantial Portion of the Property, of Employer other than to an entity of which Employer owns at least 50% of the Voting Power; or

          (3) The election to the Board of Directors of Employer of candidates who were not recommended for election by the Board of Directors of Employer in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election.

     (d) "Employee" shall mean a common-law employee on the date hereof of Employer or an Affiliate or Associate who is compensated on salaried basis, other than an employee who is covered by an employment or other agreement with the Employer or its subsidiaries that explicitly addresses compensation and benefits payable to them upon termination of their employment.

     (e) "Good Cause" shall be deemed to exist with respect to an Employee if, and only if:

          (1) The Employee engages in acts or omissions constituting fraud, embezzlement, dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing, or the Employee fails to diligently, faithfully and competently perform any legal and morally defensible directions of Employer's management or Board of Directors; or

          (2) The Employee is convicted of a felony or a violation of law involving fraud or dishonesty.

     (f) "Good Reason" shall exist with respect to an Employee if and only if, without the Employee's express written consent:

          (1) there is a significant decrease in the scope of the Employee's authority;

          (2) the Employee is assigned duties materially inconsistent with his present duties, responsibilities and title;

          (3)  there is a reduction in the Employee's rate of base salary; or

          (4) Employer or any Affiliate or Associate changes by 25 miles or more the principal location in which the Employee is required to perform services.

     (g) "Retirement Plan" shall mean any qualified or supplemental employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income

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          Security Act of 1974, as amended ("ERISA"), currently or hereinafter made available by Employer or an Affiliate or Associate in which an Employee is eligible to participate.

     (h) "Salary" shall mean the Employee's annual base salary rate at the greater of (1) the date of the Change in Control, or (2) the date the Employee's employment with the Employer or an Affiliate or Associate terminates under circumstances described in Article 2(a).

     (i) "Substantial Portion of the Property of Employer" shall mean 50% of the aggregate book value of the assets of Employer, as set forth on the most recent balance sheet of Employer, prepared on a consolidated basis, by its regularly employed, independent, certified public accountants.

             Article 2 - Benefits Upon Termination of Employment.
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     (a)  The following provisions will apply if, at any time within the six (6)
     months after a Change in Control occurs, (i) the employment of an Employee with Employer or its Affiliates or Associates is terminated by Employer or such Affiliates or Associates for any reason other than Good Cause, or (ii) the Employee terminates his employment with Employer or its Affiliates or Associates for Good Reason:

          (1) Employer shall make a lump-sum cash payment to the Employee or his Beneficiary in an amount equal to:

               (A)  If the Employee shall have been credited with at least two
                    (2) years of vesting service under any Retirement Plan, two week's Salary plus one additional week's Salary for each full year of vesting service under any Retirement Plan up to ten (10) years and one additional week's Salary for each two full years of vesting service in excess of ten (10) years, or

               (B)  if the Employee shall have been credited with at least one
                    (1) but less than two (2) years of vesting service under any Retirement Plan, two (2) week's Salary, or

               (C)  if the Employee shall have been credited with less than one
                    (1) year of vesting service under any Retirement Plan, one
                    (1) week's Salary.

     Such payment shall be made within 30 days after the Employee's date of termination of employment.

     (b) If the employment of an Employee with Employer or its Affiliates and Associates is terminated by Employer, such Affiliates, Associates or the Employee other than under circumstances set forth in Article 2(a), the Employee's compensation shall be paid through the date of his termination, and Employer shall have no further obligation with respect to the Employee under this Plan.

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     (c)  Notwithstanding anything herein to the contrary, in the event that, at any time within six (6) months after a Change in Control occurs, Employer or an Affiliate or Associate shall have the right to terminate such Employee immediately after giving written notice specifying in detail the reason or reasons for the Employee's termination.

     (d) This Plan shall have no effect, and Employer shall have no obligations hereunder, with respect to an Employee whose employment terminates for any reason at any time other than within six (6) months after a Change in Control.

                              Article 3 - Setoff.
                              ------------------

     Any payments or benefits payable to or with respect to an Employee pursuant to this Plan shall be reduced by any amount the Employee or his spouse or Beneficiary may owe to Employer or any Affiliate or Associate, except for a loan to such Employee secured by a first mortgage on the Employee's primary residence or a loan to such Employee on an automobile that was not in excess of the Blue Book loan value when made. No payments or benefits payable to or with respect to an Employee pursuant to this Plan shall be reduced by any amount Employee may earn or receive from employment with another employer or from any other source.

                              Article 4 - Death.
                              -----------------

     If an Employee's employment with Employer and all Affiliates or Associates terminates under circumstances described in subsection 2(a) or (b), then upon the Employee's subsequent death, all unpaid amounts payable to the Employee under subsection 2(a)(1) or 2(b), shall be paid to his Beneficiary.

         Article 5 - No Solicitation of Representatives and Employees.
         ------------------------------------------------------------

     No Employee shall, directly or indirectly, in his individual capacity or otherwise, induce, cause, persuade, or attempt to induce, cause or, persuade, any representative, agent or employee of Employer or any of its Affiliates and Associates to terminate such person's employment relationship with Employer or any of its Affiliates and Associates, or to violate the terms of any agreement between said representative, agent or employee and Employer or any of its Affiliates or Associates.

                         Article 6 - Confidentiality.
                         ---------------------------

Preservation of a continuing business relationship between Employer or its Affiliates and Associates and their respective customers, representatives, and employees is of critical importance to the continued business success of Employer, its Affiliates and Associates and it is the active policy of Employer, its Affiliates and Associates to guard as confidential certain information not available to the public relating to the business affairs of Employer, its Affiliates and Associates. In view of the foregoing, no Employee shall, without the prior written consent of Employer, disclose to any person or entity any such confidential information that was obtained by the Employee in the course of his employment by Employer or any of its Affiliates

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or Associates. This section shall not be applicable if and to the extent the
Employee is required to testify in a legislative, judicial or regulatory proceeding pursuant to an order of Congress, any state or local legislature, a judge, or an administrative law judge or is otherwise required by law to disclose such information.

                            Article 7 - Forfeiture.
                            ----------------------

     If an Employee shall at any time violate any obligation of his under
Article 5 or 6, he or she shall immediately forfeit the right to any benefits under this Plan, and Employer and its Affiliates and Associates shall thereafter have no further obligation hereunder to the Employee or his spouse, Beneficiary or any other person.

                        Article 8 - Benefits Unfunded.
                        -----------------------------

     All rights under this Plan of the Employees and their spouses and Beneficiaries, shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of Employer for payment of any amounts due hereunder. The Employees, their spouses and Beneficiaries shall have only the rights of general unsecured creditors of Employer and its Affiliates and Associates.

                          Article 9 - Applicable Law.
                          --------------------------

     This Plan shall be construed and interpreted pursuant to the laws of Missouri.

                     Article 10 - No Employment Contract.
                     -----------------------------------

     Nothing contained in this Plan shall be construed to be an employment contract between an Employee and Employer or any Affiliate or Associate.

                          Article 11 - Severability.
                          -------------------------

     In the event any provision of this Plan is held illegal or invalid, the remaining provisions of this Plan shall not be affected thereby.

                           Article 12 - Successors.
                           -----------------------

     The Plan shall be binding upon and inure to the benefit of Employer, the Employees and their respective heirs, representatives and successors.

                    Article 13 - Amendment and Termination.
                    --------------------------------------

     Employer shall have the right to amend the Plan from time to time and may terminate the Plan at any time; provided that within six (6) months following a Change in Control (i) no amendment may be made that diminishes any Employee's right in the event of a termination of employment, following such Change in Control and (ii) the Plan may not be terminated.

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                           Article 14 - Excise Tax.
                           -----------------------

     If the payments and benefits provided under the Plan to or with respect to an Employee, either alone or with other payments and benefits, would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then the payments and/or benefits under the Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code. Either Employer or the party entitled to receive the payment or benefit may request that a determination shall be made by independent tax counsel selected by Employer and approved by such party. "Independent tax counsel" shall mean a law firm of recognized expertise in Federal income tax matters that has not previously advised Employer or an Affiliate or Associate.

     IN WITNESS WHEREOF, Employer has caused this instrument to be executed in its name by its duly authorized officer, all as of the day and year first above written.


                              CAMERON FINANCIAL CORPORATION


                              By: /s/ Jon N. Crouch, Chairman
                                  ---------------------------
                                  Jon N. Crouch, Chairman

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